UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-51383	04-3639490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 19, 2011, Accentia Biopharmaceuticals, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders elected five persons to serve as directors of the Company to hold office until the Company’s 2012 Annual Meeting or until their successors are duly elected and qualified.

In addition to the election of directors (Proposal No. 1), the shareholders approved the adoption of the Company’s Amended and Restated 2008 Equity Incentive Plan (Proposal No. 2), approved the adoption of the Company’s 2010 Equity Incentive Plan (Proposal No. 3), and ratified the Company’s appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 (Proposal No. 4).

Proposal No. 1 – Election of Directors

	For	% Voted For	Withheld	% Voted Withheld	Abstain	Broker Non-Votes

Francis E. O’Donnell, Jr.	20,359,436	99.49%	104,405	0.51%	103,405	21,146,091

Edmund C. King	20,332,436	99.36%	131,405	0.64%

David M. Schubert	20,340,436	99.40%	123,405	0.60%

Christopher C. Chapman	20,336,436	99.38%	127,405	0.62%

William S. Poole	20,331,436	99.35%	132,405	0.65%

Proposal No. 2 – Approval of the adoption of the Company’s Amended and Restated 2008 Equity Incentive Plan

	For	Against	Abstain	Broker Non-Votes

Total Shares Voted	18,646,248	1,722,233	95,360	21,146,091

Proposal No. 3 – Approval of the adoption of the Company’s 2010 Equity Incentive Plan

	For	Against	Abstain	Broker Non-Votes

Total Shares Voted	18,625,548	1,691,173	95,360	21,146,091

Proposal No. 4 – Ratification of the Company’s appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011

	For	Against	Abstain

Total Shares Voted	41,167,448	418,772	23,712

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
President and General Counsel

Date: March 15, 2011

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